                                                      Registration No. 333-_____

      As filed with the Securities and Exchange Commission on June 7, 2001

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       ----------------------------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                       ----------------------------------

                     SECURITY ASSOCIATES INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)


               DELAWARE                                  87-0467198
      (State or other Jurisdiction                    (I.R.S. Employer
    of incorporation or organization)               Identification Number)

    2101 SOUTH ARLINGTON HEIGHTS ROAD                   (847) 956-8650
               SUITE 100                         (Telephone number, including
    ARLINGTON HEIGHTS, ILLINOIS 60005             area code, of registrant's
    (Address, including zip code, of             principal executive offices)
Registrant's principal executive offices)


                     SECURITY ASSOCIATES INTERNATIONAL, INC.
                          MANAGEMENT INCENTIVE PROGRAM
                            (full title of the plan)

                              MR. JAMES S. BRANNEN
                                    PRESIDENT
                     SECURITY ASSOCIATES INTERNATIONAL, INC.
                        2101 SOUTH ARLINGTON HEIGHTS ROAD
                                    SUITE 100
                        ARLINGTON HEIGHTS, ILLINOIS 60005
                                 (847) 956-8650
            (Name, address, including zip code and telephone number,
                   including area code, of agent for service)



                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------
Title of each            Amount to be         Proposed maximum       Proposed maximum           Amount of
class of securities      registered(1)       offering price per     aggregate offering     registration fee(2)
to be registered                                 share(2)               price(2)
---------------------------------------------------------------------------------------------------------------------
Common Stock, par
value $.001 per share       50,000                  $2.33                $116,500                 $29.13
---------------------------------------------------------------------------------------------------------------------


(1) This Registration Statement includes any additional shares of the registrant's Common Stock that may be issued pursuant to antidilution provisions contained in the plan.

(2) Pursuant to Rules 457(c) and 457(h), the registration fee was computed on the basis of the average of the high and low prices of the registrant's Common Stock on the American Stock Exchange on June 1, 2001.

                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT


         The contents of the Form S-8 Registration Statement under the Securities Act of 1933, File No. 333-77897, which was filed with the Commission on May 6, 1999 is incorporated by reference in this S-8 Registration Statement.

                                   SIGNATURES

         THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Arlington Heights, State of Illinois, on the 5th day of June, 2001.

                                         Security Associates International, Inc.




                                         By: /s/ James S. Brannen
                                             -----------------------------------
                                             James S. Brannen
                                             President, Chief Executive Officer
                                             and Chief Financial Officer

                                POWER OF ATTORNEY

         Know all men by these presents, that each person whose signature appears below constitutes and appoints James S. Brannen and Howard S. Schickler, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Security Associates International, Inc.) to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                      Title                                             Date
---------                      -----                                             ----
                               President, Chief Executive Officer, Chief         June 5, 2001
/s/ James S. Brannen           Financial Officer and Director (Principal
--------------------           Executive Officer and Principal Financial and
James S. Brannen               Accounting Officer)

/s/ Ronald I. Davis            Director                                          June 5, 2001
-------------------
Ronald I. Davis

/s/ Thomas J. Salvatore        Director                                          June 5, 2001
-----------------------
Thomas J. Salvatore

/s/ Douglas J. Oberlander      Director                                          June 5, 2001
-------------------------
Douglas J. Oberlander

/s/ Michael B. Jones           Director                                          June 5, 2001
--------------------
Michael B. Jones

                                  EXHIBIT INDEX


        Exhibit
         Number                     Description of Exhibit
         ------                     ----------------------

          4.1 Amended and Restated Certificate of Incorporation of Security Associates International, Inc.(1)

          4.2 By-Laws of Security Associates International, Inc., as amended to date(1)

          4.3 Security Associates International, Inc. Management Incentive Program(2)

           5        Opinion of Sachnoff & Weaver, Ltd.

          23.1      Consent of Arthur Andersen, LLP

          23.2      Consent of Sachnoff & Weaver, Ltd. (included in Exhibit 5)

           24       Powers of Attorney (contained on the signature page hereto)

---------------------

(1) Incorporated by reference from the Company's Registration Statement on Form S-1 dated April 22, 1998, as amended and supplemented.

(2) Incorporated by reference from the Company's Registration Statement on Form S-8 dated May 6, 1999.